UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)   August 2, 2006

Cephalon, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19119	23-2484489
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

41 Moores Road
Frazer, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code             (610) 344-0200

                             Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On August 2, 2006, the Board of Directors (the “Board”) of Cephalon, Inc., upon the recommendation of the Stock Option and Compensation Committee of the Board, approved a change to the annual retainer paid to members of the Board.  Specifically, the Board increased the annual retainer from $30,000 to $35,000 (the “Annual Retainer Increase”).  A Summary of Oral Agreement for Payment of Services between Cephalon, Inc. and its Board of Directors dated August 2, 2006 reflecting the Annual Retainer Increase is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description of Document
10.1	Summary of Oral Agreement for Payment of Services between Cephalon, Inc. and its Board of Directors dated August 2, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHALON, INC.

Date: August 2, 2006	By:	/s/ JOHN E. OSBORN
John E. Osborn
Executive Vice President, General Counsel &
Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Summary of Oral Agreement for Payment of Services between Cephalon, Inc. and its Board of Directors dated August 2, 2006